Exhibit 99

                              SUBSCRIPTION AGREEMENT
                                       FOR
                       INTERNATIONAL CELLULAR ACCESSORIES

                          COMMON STOCK ($.05 PER SHARE)

Persons interested in purchasing common stock of International Cellular Accessories must complete and return this Subscription Agreement along with their check or money order to: INTERNATIONAL CELLULAR ACCESSORIES ("the Issuer") ("the Company").

Subject only to acceptance hereof by the Issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates will be delivered to each Investor within thirty (30) days of the Close of this Offering.

     SECURITIES OFFERED - The Company is offering a total of 1,000,000 shares of its common stock (par value $.001 per share) at a price of $.05 per share. There is no minimum subscription amount.

     SUBSCRIPTION - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

NUMBER OF COMMON SHARES =  ___________________

Multiply by Price of Shares  x  $.05 per Share

Aggregate Subscription Price = $___________________

Check or money order shall be made payable to International Cellular
Accessories.

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 2005.

b) I am a bona fide resident of the state of ________________________________ or ______ a non-US resident.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser.

Please register the Shares, which I am purchasing in the following name(s):

________________________________________________________________________________

As (check one)

         __ Individual        __ Tenants in Common     __ Existing Partnership
         __ Joint Tenants     __ Corporation           __ Trust
         __ IRA               __ Minor with adult custodian under
                                 the Uniform Gift to Minors Act

For the person(s) who will be registered shareholder(s):


________________________________      ________________________________
Signature of Subscriber               Signature of Co-Subscriber

________________________________      ________________________________
Name of Subscriber (Printed)          Name of Co-Subscriber (Printed)

________________________________      ________________________________
Address                               Address of Co-Subscriber

________________________________      ________________________________
Address                               Address of Co-Subscriber

________________________________      ________________________________
Telephone                             Telephone of Co-Subscriber

________________________________      ________________________________
Subscriber Tax I.D. or                Co-Subscriber Tax I.D. or
Social Security Number                Social Security Number


ACCEPTED BY: International Cellular Accessories, a Nevada Corporation



By: _____________________________ Date: ______________________________
    Officer